                  CUSTODY, RECORDKEEPING AND ADMINISTRATIVE SERVICES
                                      AGREEMENT




    THIS AGREEMENT is made this __ day of December, 1997, by and between UMB BANK, N.A., a national banking association, having its principal office and place of business at 1010 Grand Avenue, Kansas City, Missouri 64141 (the "Bank"), SUNSTONE INVESTOR SERVICES, LLC., a Wisconsin limited liability company, having its principal office and place of business at 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin 53202 ("Sunstone"), and MARSICO INVESTMENT FUND, having its principal office and place of business at 1200 17th Street, Colorado 80202 (the "Fund").

    WHEREAS, the Fund offers or intends to offer to its shareholders one or more retirement or similar plans described in Appendix A hereto and as such is the sponsor of custodial accounts ("Accounts") pursuant to Custodial Agreements (the "Account Agreements");

    WHEREAS, the Fund wishes to appoint the Bank as the custodian for the Accounts, and the Bank is willing to accept appointment as custodian for the Accounts, on the terms and conditions set forth herein; and

    WHEREAS, the Fund and the Bank desire Sunstone to perform, in its capacity as transfer agent for the Fund, certain administrative and recordkeeping duties relative to the Accounts.

    NOW, THEREFORE, the parties to this Agreement agree to the following:

    1. The Bank represents to Fund and Sunstone that it is, and as long as the Accounts and this Agreement are in effect will be, qualified to act as custodian under all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable rules laws, rules and regulations.

    2. The Fund hereby appoints the Bank and the Bank hereby accepts appointment as Custodian for the Accounts. The Bank agrees to act as Custodian for the Accounts subject to the terms hereof, and of each of the Account Agreements.

         a. The Bank understands and agrees that from time to time Fund may propose amendments to the Account Agreements, whether to comply with then-current provisions of the Code or otherwise, and such amendments shall take effect subject to the provisions of the Account Agreements and subject to the Bank's rights thereunder. The rights of the Fund to propose amendments from time to time shall not affect the Bank's responsibilities as provided herein including under Section 4 hereof.

         b.   The appointment of the Bank as Custodian hereunder is subject to
              (i) the terms of the respective Account Agreements; (ii) this Agreement (which shall govern in case of any inconsistency between the terms of this Agreement and any of the Account Agreements or to the extent the respective Account Agreements do not apply) and the right of Fund hereunder to terminate the appointment of the Bank as Custodian under the Account Agreements and to name a successor Custodian at any time and from time to time on written notice to the Bank; and (iii) the rights of the Bank and of Fund to terminate such custodianship in accordance with the terms of the Account Agreements and this Agreement.

    3. Sunstone hereby agrees to diligently perform the administrative and recordkeeping services described in Appendix A with respect to the Accounts. It is understood that it is not the responsibility of any party hereunder to perform tests and/or monitor and enforce any contribution or benefit limitations imposed by the Code, such responsibility being that of the party adopting the Account Agreement.

    4. The responsibilities for preparing and keeping current the documents related to the Account Agreements shall be as follows:

         a. The Fund shall provide Sunstone with approved/authorized forms of Account Agreements, disclosure statements and similar documents, and shall keep such documents current by providing timely any necessary amendments, modifications and supplements thereto ("Account Documents"). The Fund shall bear full responsibility for the Account Documents and the compliance thereof with all applicable laws, rules and regulations, as amended from time to time, and shall fully protect, indemnify and hold harmless the Bank and Sunstone, as the case may be, against any losses arising out of its or their reliance thereon.

         b. The Fund shall also prepare application forms, transfer forms, beneficiary designation forms and similar documents ("Related Documents"). The Fund shall bear full responsibility for the Related Documents and the compliance thereof with all applicable laws, rules and regulations, as amended from time to time, and shall fully protect, indemnify and hold harmless the Fund against any losses arising out of its or their reliance thereon.

    5. Sunstone is hereby authorized to sign any Account Agreement or application for an account by and on behalf of the Bank as Custodian, or endorse any check or draft or other item payable to the Bank by and on behalf of the Bank as Custodian, and to designate an employee or employees of Sunstone as authorized persons to execute such signatures and endorsements. The Bank shall promptly transmit, properly endorsed, to Sunstone any monies, checks or other property received by the Bank as Custodian for investment for the Accounts.

    6. Sunstone shall collect all fees charged to the Accounts. Sunstone shall remit to the Bank a portion (as specified in Appendix B hereto) of the fees described in Appendix

         B hereto which are collected by Sunstone as compensation for its services hereunder. Sunstone shall retain the balance as compensation for its services performed under this Agreement. Sunstone may from time to time, after receipt of approval from the Fund, change such fee schedule; provided, however, no such revision may reduce the compensation to be remitted to the Bank without the Bank's prior approval. The Bank authorizes the distribution on its behalf of any revised fee schedule to existing and prospective Account holders. In the event the Fund determines to waive all or a portion of any related Account fees, the Fund shall continue to be responsible for arranging for payment of all Account related fees to Sunstone and the Bank.

    7. Sunstone shall furnish to the Bank a quarterly report consisting of the number of Accounts and their aggregate market value as of the end of each quarter. Sunstone shall also provide Bank with a shareholder list from time to time as Bank may reasonably request and the Fund hereby authorizes Sunstone to furnish such reports.

    8. Bank and Sunstone acknowledge the proprietary and confidential nature of Fund's list of shareholders, and hereby agree not to disclose to any other person the names of such shareholders without prior written permission from Fund, except where such disclosure is required by the Code or other law or where the Bank or Sunstone may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when subject to governmental or regulatory audit or investigation.
 .
    9. Sunstone and Fund agree to fully protect the Bank in relying upon the respective duties and responsibilities of Sunstone and Fund under the Account Agreements and this Agreement, and agree that each will fully indemnify the Bank and save and hold the Bank harmless from and against any and all claims, damages (including reasonable attorneys' fees), costs, expenses, losses, judgments, taxes (including penalties and interest thereon), or liabilities of any nature whatsoever resulting from or arising out of their respective duties and responsibilities under the Account Agreements and this Agreement; provided however, neither Sunstone nor the Fund is required to protect, indemnify or hold the Bank harmless for any claims, damages, costs, expenses, losses, judgments, taxes or liabilities arising out of, resulting from, or in connection with the negligence, bad faith or willful misconduct of the Bank. The Bank may reasonably rely on actions or inactions of Sunstone or the Fund in their performing duties under this Agreement and such reasonable reliance shall not be deemed negligent on part of Bank.

    10. The Bank agrees to fully protect Fund and Sunstone in relying upon the Bank's duties and responsibilities with respect to the Account Agreements and this Agreement, and agrees that it will fully indemnify the Fund and Sunstone and save and hold each harmless from and against any and all claims, damages (including reasonable attorneys' fees), costs, expenses, losses, judgments, taxes (including penalties and interest thereon), or liabilities of any nature whatsoever resulting from or arising out of its duties and responsibilities under the Account Agreements and this Agreement;

         provided however, the Bank is not required to protect, indemnify or hold the Fund or Sunstone harmless for any claims, damages, costs, expenses, losses, judgments, taxes or liabilities arising out of, resulting from, or in connection with (i) the respective negligence, bad faith or willful misconduct of the Fund or Sunstone, or (ii) the preparation and keeping current of the Related Documents. Fund and Sunstone may reasonably rely on actions or inactions of the Bank in its performing duties under this Agreement and such reasonable reliance shall not be deemed negligent on part of the Fund and Sunstone.

    11. No provision of this Agreement shall modify or supersede any provision of the Transfer Agency Agreement executed by Sunstone and Fund.

    12. This Agreement may be terminated at any time by mutual consent of the Bank, Sunstone, and Fund, or upon sixty (60) days' written notice to each of the other parties by any party. Upon termination, the Bank and Sunstone shall transfer the records of the Account as directed by Fund. In the absence of such designation by the Fund, the Fund shall upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, assume full responsibility hereunder and Sunstone and Bank shall thereby be relieved of all duties and responsibilities pursuant to this Agreement. Anything herein to the contrary notwithstanding, the protective covenants and indemnities provided by this Agreement shall survive the termination of the Agreement and shall continue in effect with respect to any and all matters arising (or alleged by any third party to have occurred, whether by way of act or default) during the existence of the Agreement.

    13. No modification or amendment of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized officers or representatives.

    14. Notices shall be communicated by first class mail, or by such other means as the parties may agree, to the persons and addresses specified below or to such other persons and addresses as the parties may specify in writing.

              If to Bank:         UMB Bank, N.A.
                                  P.O. Box 419692
                                  Kansas City, Missouri  64141
                                  Attn:  William A. Hann

              If to Sunstone:     Sunstone Investor Services, LLC
                                  207 East Buffalo Street, Suite 400
                                  Milwaukee, Wisconsin  53202
                                  Attn:  Anita Zagrodnik

              If to Fund:         Marsico Investment Fund
                                  1200 17th Street
                                  Denver Colorado 80202

    15. This Agreement shall be governed by the laws of the State of Wisconsin.

    16. This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers under authority of their respective Boards as of the day and year first above written.

                                         UMB BANK, N.A.,

                                         By:
                                            - -------------------------------

                                         Title:
                                                -----------------------------
Attest:
       ----------------------------
       Secretary

                                         SUNSTONE INVESTOR SERVICES, LLC.

                                         By:
                                            - -------------------------------

                                         Title:
                                                -----------------------------
Attest:
       ----------------------------
       Secretary

                                         MARSICO INVESTMENT FUND

                                         By:
                                            - -------------------------------

                                         Title:
                                                -----------------------------
Attest:
       ----------------------------
       Secretary

                                      APPENDIX A

                                  PLANS AND SERVICES


1. Individual Retirement Accounts established under the provisions of Section 408 of the Code, and the regulations promulgated thereunder, simplified employee pension plans, Roth IRAs, Education IRAs, SIMPLE IRA plans and Section 403(b) accounts:

         a. Receive, allocate to the appropriate Account, and invest pursuant to the governing Account Agreement, all contributions made thereunder, in accordance with the written instructions of the duly authorized directing authority;

         b. Reinvest for each Account all dividends and capital gains or other distributions payable on the shares credited thereto;

         c. Maintain and reconcile Account records and investment transaction records;

         d. Furnish to each Account grantor (with respect to each grantor's individual Account), promptly after the end of each calendar year, a statement of such grantor's account showing:

              i. The net asset value of all full and fractional shares as of the first and last business days of the calendar year,

              ii. Contributions to and distributions from the account during the calendar year, and

              iii. Earnings reinvested in the account during the calendar year.

         e. Furnish to each Account grantor (with respect to each grantor's individual Account) a confirmation of each transaction in accordance with the terms of the Fund's then current prospectus;

         f. Make distributions from Accounts, including withholding and remittance of federal tax, in accordance with the provisions of the Account Agreements and relevant provisions of the Code;

         g. Furnish informational returns and reports to each Account grantor (with respect to each grantor's individual Account) and to the Internal Revenue Service as may be required by the Code; and

         h. Other such functions as all of the parties may agree to from time to time.

                                      APPENDIX B

                                         FEES



1. Individual Retirement Accounts established under the provisions of Section 408 of the Code, and the regulations promulgated thereunder, simplified employee pension plans, Roth IRAs, Education IRAs, SIMPLE IRA plans and Section 403(b)
Accounts:

            FEES: Annual maintenance fee: _____ per shareholder. The annual maintenance fee will be deducted from shareholder accounts unless otherwise paid by the shareholder typically during the fourth quarter of each calendar year.

            PERCENTAGE TO BANK: 25% of the foregoing fees collected by Sunstone.

                               ADMINISTRATION AGREEMENT


    THIS AGREEMENT is made as of this ___ day of December, 1997, by and between The Marsico Investment Fund, a Delaware business trust (the "Trust"), and Sunstone Financial Group, Inc., a Wisconsin corporation (the "Administrator").

    WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

    WHEREAS, the Trust and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide certain administration services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.  APPOINTMENT

    The Trust hereby appoints the Administrator as administrator of the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2.  SERVICES AS ADMINISTRATOR

    (a) Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its agents, the Administrator will: (1) provide office space, facilities, equipment and personnel to carry out its services hereunder; (2) compile data for and prepare with respect to the Funds timely Notices to the Securities and Exchange Commission (the "Commission") required pursuant to Rule 24f-2 under the Act and Semi-Annual Reports on Form N-SAR; (3) assist in the preparation for execution by the Trust and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Trust's custodian or transfer agent, subject to review and approval of the Trust and the Trust's independent accountants; (4) prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the Act; (5) review the Registration Statement for the Trust (on Form N-1A or any replacement therefor) and any amendments thereto; (6) determine and periodically monitor each Fund's expense accruals and cause all appropriate expenses to be paid from Trust assets on proper authorization from the Trust; (7) assist in the acquisition of the Trust's fidelity bond required by the Act, monitor the amount of the bond and make the necessary Commission filings related thereto; (8) from time to time as the Administrator deems appropriate, check each Fund's compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Trust's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance); (9) maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the Act; (10) prepare and/or file the documents to be filed with the states identified by the Trust to maintain the Fund's securities registration; (11) develop with legal counsel and the Trust an agenda for each board meeting and, if requested by the Trustees, attend board meetings and prepare minutes; (12) coordinate preparation of other matters required to be reported to the board; (13) prepare Form 1099s for directors and other fund vendors; (14) calculate dividend and capital gains distributions subject to review and approval by the Trust and its independent accountants; and (15) generally assist in the Trust's administrative operations as mutually agreed to by the parties. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

    (b) The Trustees of the Trust shall cause the officers, adviser, distributor, legal counsel, independent accountants, custodian and transfer agent for the Funds to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Funds and the Trust as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, and shall be held harmless by the Trust when acting in reliance, upon the instruction, advice, information or any documents relating to the Funds provided to the Administrator by an officer or representative of the Funds or by any of the aforementioned persons. The Administrator shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Trust. The Administrator shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. The Administrator shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust until receipt of written notice thereof from the Trust.

    (c) In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of
Section 6, the Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records described in (a) above which are maintained by the Administrator for the Trust.

    (e) The Trust's Board of Trustees and the Funds' investment adviser have and retain primary responsibility for all compliance matters relating to the Funds including but not limited to compliance with the Investment Company Act of 1940, as amended, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. Sunstone's monitoring and other functions hereunder shall not relieve the Board and the investment adviser of their primary day-to-day responsibility for assuring such compliance.


3.  FEES; DELEGATION; EXPENSES

    (a) In consideration of the services rendered pursuant to this Agreement, the Trust will pay the Administrator a fee, computed daily and payable monthly, as provided in Schedule B hereto, plus out-of-pocket expenses. The Trust shall also pay the Administrator for organizational start-up services provided on behalf of the Funds as specified in Schedule B. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel on behalf of the Trust, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees and expenses of pricing services, and photocopying, postage and overnight delivery expenses. Fees shall be paid by each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund.

    (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Trust's Prospectuses and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable. Such fee as is attributable to each Fund shall be a separate charge to each Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

    (c) The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise provided herein. Other costs and expenses to be incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions, if any; salaries, fees and expenses of officers and Trustees; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; typesetting, printing, proofing and mailing of prospectuses, statements of additional information, supplements, notices and proxy materials for regulatory purposes and for distribution to current shareholders; typesetting, printing, proofing and mailing and other costs of shareholder reports; expenses incidental to holding meetings of the Fund's shareholders and Trustees; and any extraordinary expenses; will be borne by the Funds or their investment adviser. Expenses incurred for distribution of fund shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Trust, will be borne by the Trust or its investment adviser, except for such expenses permitted to be paid by the Trust under a distribution plan adopted in accordance with applicable laws.

4.  PROPRIETARY AND CONFIDENTIAL INFORMATION

    The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives shall not be subject to this paragraph.


5.  LIMITATION OF LIABILITY

    (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, the Administrator shall not be liable for any action taken or omitted to be taken in accordance with instructions received by the Administrator from an officer or representative of the Trust.

    (b) The Administrator assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Administrator will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Administrator's control.


6.  TERM

    (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until December__, 1999 (the "Initial Term"). Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.

    (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty after the Initial Term (i) upon mutual consent of the parties, or (ii) by either party upon not less than ninety (90) days' written notice to the other party (which notice may be waived by the party entitled to the notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Trust.

    (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or the Trust, the Administrator shall deliver the records of the Fund(s) and/or Trust as the case may be to the Trust or person(s) designated by the Trust and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Trust or a Fund(s), and the Trust requests the Administrator to provide services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.


7.  NON-EXCLUSIVITY

    The services of the Administrator rendered to the Trust are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers and employees of the Administrator may serve as trustees, directors, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into investment advisory or other agreements with such other entities.


8.  GOVERNING LAW; INVALIDITY

    This Agreement shall be governed by Wisconsin law (except as to Section 9 hereof which shall be construed in accordance with Delaware law). To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


9.  MISCELLANEOUS

    This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Funds to which such obligations pertain and the assets and property of such Funds. The Trust's Certificate of Trust is on file with the Secretary of State of Delaware.

10. NOTICES

    Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention:
Miriam M. Allison, and notice to the Trust shall be sent to The Marsico Investment Fund, 1200 17th Street, Suite 1300, Denver, Colorado 80202,
Attention: Barbara M. Japha.


11. COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                        THE MARSICO INVESTMENT TRUST
                                        (the "Trust")

                                        By:
                                            ------------------------------------
                                            President



                                        SUNSTONE FINANCIAL GROUP, INC.
                                        ("Administrator")


                                        By:
                                            ------------------------------------
                                            President

                                      SCHEDULE A
                                        TO THE
                               ADMINISTRATION AGREEMENT
                                    BY AND BETWEEN
                             THE MARSICO INVESTMENT TRUST
                                         AND
                            SUNSTONE FINANCIAL GROUP, INC.


                                    NAME OF FUNDS


                                The Marsico Focus Fund
                           The Marsico Growth & Income Fund

                                      SCHEDULE B
                                        TO THE
                               ADMINISTRATION AGREEMENT
                                    BY AND BETWEEN
                             THE MARSICO INVESTMENT TRUST
                                         AND
                            SUNSTONE FINANCIAL GROUP, INC.


                                                                           MINIMUM
NAME OF FUND               AVERAGE NET ASSETS                   ANNUAL FEES      ANNUAL FEE
------------               ------------------                   -----------      ----------
-------------------------------------------------------------------------------------------
Focus Fund                 Up to $50 Million                  14.0 basis points    $62,500
                           $50 Million to $100 Million        10.0 basis points
                           $100 Million to $350 Million        4.0 basis points
                           Over $350 Million                   1.0 basis point
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Growth & Income Fund       Up to $50 Million                  14.0 basis points    $62,500
                           $50 Million to $100 Million        10.0 basis points
                           $100 Million to $350 Million        4.0 basis points
                           Over $350 Million                   1.0 basis point
-------------------------------------------------------------------------------------------


The Trust shall pay the Administrator $_______ for its initial start-up services for the Fund. The Trust shall also pay/reimburse the Administrator's out-of-pocket expenses as described in the Agreement. The foregoing fee schedule assumes a single class of shares for each Fund.


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